                                                                 Rule 424(b)(3)
                                                             File No. 333-18009
                                                      Republic Industries, Inc.


                  SUPPLEMENT NO. 3 DATED FEBRUARY 17, 1997
                   TO PROSPECTUS DATED DECEMBER 18, 1996


        In order to reflect certain transfers and sales of Common Stock by certain Selling Stockholders, the table of Selling Stockholders in the Selling Stockholders Section of the Prospectus is hereby supplemented as follows:

                                    SHARES BENEFICIALLY   SHARES TO BE OFFERED
                                       OWNED PRIOR TO       FOR THE SELLING
SELLING STOCKHOLDER                     THE OFFERING      STOCKHOLDER'S ACCOUNT
-------------------                 -------------------   ---------------------

Sabah Y. Kenaya...................          7,157                 7,157

Laith J. Kenaya...................          6,641                 6,641

Linda Kenaya......................          2,263                 2,263

Lana Kenaya.......................          3,771                 3,771

Thomas S. Kenaya..................          4,608                 4,608

ALJABI Investment.................         18,818                18,818

Stanford University...............         13,000                13,000

Louis Sands IV Foundation.........         47,849                47,849
